                                                                    Exhibit 21.1

                              LIST OF SUBSIDIARIES

   Name                                                   State of Incorporation
   ----                                                   ----------------------
   Creative Fulfillment, Inc.............................       California
   Internet Underground Music Archive, Inc...............       California
   Group K Inc. d/b/a Cductive...........................       New York
   GNB Corporation.......................................       Delaware